Exhibit 3.15

CERTIFICATION OF INCORPORATION

OF

New VIHI, Inc.

**********

ARTICLE FIRST

The name of the Corporation is New VIHL Inc.

ARTICLE SECOND

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road Suite 400 City of Wilmington County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law, of Delaware.

ARITLCE FOURTH

4.1 Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock of the par value of $1.00 per share each.

4.2 Voting Rights. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

ARTICLE FIFTH

The name and mailing address of the incorporator are:

Heidi A. Sepanik

Visteon Corporation

One Village Center Drive

Van Buren Township, MI 48111

ARTICLE SIXTH

The name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

Name	Mailing Address
Michael P. Lewis	One Village Center Drive
Van Buren Township, MI 48111

Michael K. Sharnas	One Village Center Drive
Van Buren Township, MI 48111

Michael J. Widgren	One Village Center Drive
Van Buren Township, MI 48111

ARTICLE SEVENTH

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

SECTION 1

POWERS OF THE BOARD OF DIRECTORS

1.1 General. In furtherance and not in limitation, of the powers conferred by statute the Board of Directors is expressly authorized:

(1) To make, alter or repeal the Bylaws of the Corporation: to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created, and to fix and determine and to vary the amount of the working capital of the Corporation: to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the Corporation determined as provided by law, and to fix the times for the declaration and payment of dividends: to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation: and to fix and determine the fees and other compensation to be paid by the Corporation to its directors;

(2) To determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them. shall be opened to inspection of the stockholders: and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors:

(3) To make donations for the public welfare or for charitable, scientific or educational purposes, and to cause the Corporation to cooperate with other corporations or with natural persons, or lo act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes: and

(4) To designate by resolution passed by a majority of the entire Board, one or more committees, each committee to consist of one or more of the directors of the Corporation, which, lo the extent provided in the resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to ail papers which may require it.

1.2 Powers Conferred by Bylaws. The Corporation may in its Bylaws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

SECTION 2

RATIFICATION

The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders at any meeting thereof any contract, transaction or act of the Board or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

SECTION 3

LIMITATION ON LIABILITY OF DIRECTORS;

INDEMNIFICATION AND INSURANCE

3.1 Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders:

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law:

(iii) under Section 174 of the Delaware General Corporation Law: or

(iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

3.2 Effect of Any Repeal or Modification of Subsection 3.1. Any repeal or modification of subsection 3.1 of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

3.3 Indemnification and Insurance.

3.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative is or was a director officer or employee of the Corporation or is or was serving at the request of the Corporation as a director officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney’s fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans. (ii) charitable organizations, or (iii) similar matters reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs. executors and administrators: provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 3.3b of this Article SEVENTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 3.3a of Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 3.3a of Article SEVENTH or otherwise.

3.3b Right of Claimant to Bring Suit. If a claim which the Corporation is obligated to pay under subsection 3.3a of this Article SEVENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claims, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3.3c. Miscellaneous. The provisions of this Section 3.3 of Article SEVENTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 3.3 of Article SEVENTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

3.3d. Non-Exclusivity. The right to indemnification and the payment of expenses incurved in defending a proceeding in advance of its final disposition conferred in this Section 3.3 of Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute. provision of the Certificate of Incorporation. Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

3.3e. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

3.3f. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 3.3 of Article SEVENTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

SECTION 4

LIMITATION OF ACTIONS

Every asserted right of action by or on behalf of the Corporation or by or on behalf of any stockholder against any past, present or future member of the Board of Directors, or any committee thereof, or any officer or employee of the Corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock option or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of the residence of any such director, member, officer or employee, shall cease and be barred upon the expiration of three years from the later of the following dates: (a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the Corporation shall have made generally available to its stockholders information with respect to as the case may be the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the Corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate, and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against the Corporation or any subsidiary thereof arising out of or in connection with any such plan, irrespective of the place where such asserted right of action may arise or be asserted, shall cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action shall be asserted to have arisen.

ARTICLE EIGHTH

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE NINTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

ARTICLE TENTH

The captions or headings contained in this Certificate of Incorporation are for purposes of reference only and shall not limit or affect, or have any bearing on the construction or interpretation of any of the terms of the provisions hereof. Further, gender specific references herein shall apply to either sex.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 14th day of September, 2010.

/s/ Heidi A. Sepanik
Heidi A. Sepanik, Incorporator

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of New VIHI, Inc. , adopted resolutions by unanimous written consent setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Visteon International Holdings. Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of said corporation have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of September, 2010.

By:	/s/ Heidi A. Sepanik
Authorized Officer
Title:	Secretary
Name:	Heidi A. Sepanik
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